Exhibit 5.1

STEVENS & LEE

LAWYERS & CONSULTANTS

111 North 6th Street
P.O. Box 679
Reading, PA 19603-0679
(610) 478-2000  Fax (610) 376-5610
www.stevenslee.com

May 31, 2006

Board of Directors

Penns Woods Bancorp, Inc.

300 Market Street

P.O. Box 967

Williamsport, Pennsylvania  17703-0967

Gentlemen:

We have acted as counsel to Penns Woods Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the “Registration Statement”), relating to the registration of up to 1,000,000 shares of the Company’s common stock, par value $8.33 per share (the “Common Stock”) to be issued to participants in the Penns Woods Bancorp, Inc. 2006 Employee Stock Purchase Plan (the “Plan”).

In our capacity as counsel to the Company, we have reviewed:

(1)           the Pennsylvania Business Corporation Law of 1988, as amended;

(2)           the Company’s articles of incorporation;

(3)           the Company’s bylaws;

(4)           the Registration Statement;

(5)           the Plan;

(6)           a copy of a form of Common Stock certificate; and

(7)           minutes from the meeting of the Company’s board of directors held on January 24, 2006.

Based upon such review of the foregoing, it is our opinion that the Common Stock covered by the Registration Statement has been duly authorized and, when issued and sold pursuant to the terms described in the Plan, will be legally issued by the Company, fully paid, and non-assessable.

Philadelphia    •    Reading    •    Valley Forge    •    Lehigh Valley    •    Harrisburg    •    Lancaster    •    Scranton

Williamsport    •    Wilkes-Barre    •    Princeton    •    Cherry Hill    •    New York    •    Wilmington

A PROFESSIONAL CORPORATION

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, however, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee